EXHIBIT 3

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                       $21,000,000

No. FL-01                                                        CUSIP 073928Q97

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                              LINKED TO A BASKET OF
                       THREE INTERNATIONAL EQUITY INDICES
                               DUE AUGUST 2, 2010

Interest Rate: *

Original Issue Date:  August 1, 2006            Redeemable On and After: N/A


Maturity Date:        August 2, 2010            Optional Repayment Date(s):  N/A


Minimum
Denominations:    $1,000, increased in multiples of $1,000**


* The Company will not make any periodic payments of interest or any other payments on the Notes until Maturity. At Maturity, the Company will pay the Cash Settlement Value (as defined below).

**    The minimum purchase for any purchaser domiciled in a Member State of the
European Union shall be $100,000.

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Cash Settlement Value on the maturity date shown above (the "Maturity Date").

            Payment of the Cash Settlement Value shall be made at the office or agency of the Trustee (as defined below) maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.

            The Cash Settlement Value due at Maturity will be paid at Maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                       THE BEAR STEARNS COMPANIES INC.



                                       By:____________________________________


                                            Executive Vice President and
                                            Chief Financial Officer

ATTEST:

_________________________

Secretary

[Corporate Seal]



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       JPMORGAN CHASE BANK, N.A., as Trustee



                                       By:_____________________________
                                          Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                             A LINKED TO A BASKET OF
                       THREE INTERNATIONAL EQUITY INDICES
                               DUE AUGUST 2, 2010

            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture") between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

Certain Definitions

Basket:...................... the equally weighted grouping of the Components.

Business Day................. means any day other than a Saturday or Sunday, on which banking institutions are not
                              authorized or obligated by law or executive order to be closed in the cities of New York, New York; Tokyo, Japan; and each of the cities in the European Economic Area in which the stocks comprising the EURO STOXX 50 Index are traded. In any cases where any date specified herein for any payment under the Notes or other action required to be taken in connection therewith shall not be a Business Day, then such payment date will be, or such other required action will be taken on, the immediately succeeding Business Day.

Calculation Agent:........... means Bear, Stearns & Co. Inc.

Calculation Date:............ means July 28, 2010, in the time zone of the applicable stock exchange for each Component. However, if the applicable day is not a Component Business Day for that Component, the next Component Business Day will be the Calculation Date.

Component:................... Each of the three international equity indices:
                              the (1) the S&P 500(R) Index; (2) the Dow Jones EURO STOXX 50(R) Index; and (3) the Nikkei 225SM Index.

Component Business Day:...... means, with respect to each Component, a calendar day, as determined by the Calculation Agent, on which such Component or any Successor Component is calculated and published and on which securities comprising more than 80% of the value of such Component on such day is capable of being traded on the applicable Relevant Exchange. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Component Level: ............ means the closing level, as determined by the applicable Sponsor, of the applicable Component on the applicable Business Day.

Initial Component Level:..... means the closing level, as determined by the applicable Sponsor, of the applicable Component on the applicable Pricing Date.

Final Component Level:....... means the closing level, as determined by the applicable Sponsor, of the applicable Component on the Calculation Date.

Maturity Date:............... means August 2, 2010.

Relevant Exchange:........... means, in the case of the S&P 500(R) Index, the
                              New York Stock Exchange and the Nasdaq; in the case of the EURO STOXX 50(R) Index, each of the major stock exchanges located in the seventeen European countries in which stock that comprise the EURO STOXX 50(R) Index are traded; and, in the case of the Nikkei 225SM Index, the Tokyo Stock Exchange.

Successor Component:......... a successor or substitute Component published by a Sponsor that has discontinued publication of any Component and that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Component.

Sponsor ..................... means, in the case of the S&P 500(R) Index,
                              Standard & Poor's; in the case of the EURO STOXX 50(R) Index, STOXX Limited; and, in the case of the Nikkei 225SM Index, the Nihon Keizai Shimbun, Inc.

Cash Settlement Value

            At Maturity, the Company shall pay the "Cash Settlement Value," as follows:

            (i) If, on the Calculation Date, the Basket Return is greater than zero, the Cash Settlement Value will equal the principal amount of Notes plus:

                        o     $1,000 x [Basket Return x Participation Rate]


            (ii) If, on the Calculation Date, the Basket Return is equal to or less than zero, the Cash Settlement Value will be the principal amount of the Notes.

Discontinuance of One or More Component Indices

            If a Sponsor discontinues publication of any Component and such Sponsor or another entity publishes a successor or substitute Component that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Component (the new Component being referred to as a "Successor Component"), then the Calculation Agent will determine the Cash Settlement Value by reference to the Successor Component.

            Upon any selection by the Calculation Agent of a Successor Component, the Calculation Agent will notify us and the Trustee, who will provide notice of the selection of the Successor Component to the registered holders of the Notes.

            If any Sponsor discontinues publication of its Component prior to, and such discontinuance is continuing on, the Calculation Date and the Calculation Agent determines that no Successor Component is available at such time, then, on such date, the Calculation Agent will notify us and the Trustee, and will calculate the appropriate closing levels. The closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Component last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Component on the primary organized exchange or trading system on which such securities trade. "Closing level" means, with respect to any security on any date, the last reported sales price regular way on such date or, if no such reported sale takes place on such date, the average of the reported closing bid and asked price regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

            If a Successor Component is selected, or the Calculation Agent calculates a value as a substitute for the Component as described above, that Successor Component or its substitute value will be used as a substitute for the Component for all purposes, including for purposes of determining whether a Market Disruption Event has occurred or exists. Notwithstanding these alternative arrangements, discontinuance of the publication of one or more Components may adversely affect the value of the Notes.

            All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Adjustments to the Components

            If at any time the method of calculating a Component or a Successor Component is changed in a material respect, or if a Component or a Successor Component is in any other way modified so that such Component or Successor Component does not, in the opinion of the Calculation Agent, fairly represent the level of the Component or Successor Component had such changes or modifications not been made, then, from and after such time, the Calculation Agent will make such calculations and adjustments as, in its good faith judgment, may be necessary to arrive at a level of a stock index comparable to the Component or Successor Component, as the case may be, as if such changes or modifications had not been made. The Calculation Agent will calculate the Cash Settlement Value with reference to the Component or such Successor Component, as adjusted. If the method of calculating a Component or Successor Component is modified so that the level of such Component is a fraction of what it would have been if it had not been modified (for example, due to a split in the Component), then the Calculation Agent will adjust such Component in order to arrive at a level of the Component or such Successor Component as if it had not been modified (for example, as if such split had not occurred).

Market Disruption Events

            If there is a Market Disruption Event on a Calculation Date, the Calculation Date will be determined on the basis of the first succeeding Component Business Day on which there is no Market Disruption Event. In no event, however, will the Calculation Date be a date that is postponed by more than two Component Business Days following the original date that, but for the Market Disruption Event, would have been the Calculation Date. In that case, the second Component Business Day will be deemed to be the Calculation Date, notwithstanding the Market Disruption Event, and the Calculation Agent will determine the level of the Basket on that second Component Business Day in accordance with the formula for and method of calculating the applicable underlying Component in effect prior to the Market Disruption Event using the closing level of each security in the Component as described above (or, if trading in any such security has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the closing level that would have prevailed but for such suspension or limitation) as of that second Component Business Day.

            A Market Disruption Event means any of the following events, as determined by the Calculation Agent, in its sole discretion:

o the occurrence or existence of a suspension, absence or material limitation of trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on one or more Relevant Exchanges in an aggregate total of 20% or more of the stocks which then comprise any Component, or any Successor Component (without taking into account any extended or after-hours trading session);

o a breakdown or failure in the price and trade reporting systems of one or more Relevant Exchanges as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the applicable Component, or any Successor Component, during the last one hour preceding the close of the principal trading session on such Relevant Exchanges are materially inaccurate;

o the occurrence or existence of a suspension, absence or material limitation of trading, in each case, on any major exchange for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on such market, whether by reason of movements in price otherwise exceeding levels permitted by the Relevant Exchange or otherwise (but not by reason of system breakdowns or similar circumstances unique to such exchange), in option or futures contracts or exchange traded funds related to any Component, or any Successor Component; or

o the occurrence or existence of a suspension, absence, limitation, cancellation or repudiation of trading for more than two hours of trading, or during the one-half hour period preceding the close of trading (but not by reason of system breakdowns or similar circumstances unique to such exchange), on any major exchange in options contracts relating to the stocks which then comprise 20% or more of the value of any Component.

      For purposes of the above definition:

(a) a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange.

Redemption; Defeasance

            The Notes are not subject to redemption before maturity, and are not subject to the defeasance.

Events of Default and Acceleration

            If an Event of Default with respect to any Notes has occurred and is continuing, then the amount payable to you, as a beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to the Cash Settlement Value as though the date of early repayment were the Maturity Date of the Notes, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying or related hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion. If a bankruptcy proceeding is commenced in respect of the Company, the claims of the holder of a Note may be limited under Title 11 of the United States Code.

Same-Day Settlement and Payment

            Payment of the Cash Settlement Value will be made in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

            The Calculation Agent for the Notes will be Bear Stearns. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on the Company and the beneficial owners of the Notes, absent manifest error and provided the Calculation Agent shall be required to act in good faith in making any determination. Manifest error by the Calculation Agent, or any failure by it to act in good faith, in making a determination adversely affecting the payment of principal, interest or premium on principal to registered holders of the Notes (the "Holders") would entitle the Holders, or the Trustee acting on behalf of the Holders, to exercise rights and remedies available under the Indenture. If the Calculation Agent uses its discretion to make a determination, the Calculation Agent will notify the Company and the Trustee, who will provide notice to the Holders.

General

            If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to Maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000, at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified on the face hereof, not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). If no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to Maturity. On and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Cash Settlement Value with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; provided however that the minimum purchase for any purchaser domiciled in a Member State of the European Union shall be $100,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            The Cash Settlement Value payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            ------------------------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -            as tenants in common


TEN ENT          -            as tenants by the entireties


JT TEN            -           as joint tenants with right of survivorship and
                              not as tenants in common


UNIF GIFT MIN ACT -           ___________________ Custodian ____________________
                                     (Cust)                      (Minor)
                                      Under Uniform Gifts to Minors Act

                              ________________________________________________
                                                   (State)

Additional abbreviations may also be used though not in the above list.

                      ------------------------------------

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on ____________, 20___ (the "Optional Repayment Date") at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________
       (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations - 13th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $_________________; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $25,000 or an integral multiple of $1,000 in excess of $25,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $________________.


Date:_________________                       ________________________________
                                             Note: The signature to this Option
                                             to Elect Repayment must correspond
                                             with the same as written upon the
                                             face of this Note in every
                                             particular without alteration or
                                             enlargement.

                      ------------------------------------

                                   ASSIGNMENT

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE
______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________

_____________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________________           ___________________________________

____________________________________
            (Signature Guarantee)